American Skiing Company Announces
                Fiscal 2003 Year End and Fourth Quarter Results

      Company Reports Improved Year-Over-Year Resort Financial Performance


PARK CITY, UTAH - October 27, 2003 -- American Skiing Company (OTC: AESK) today announced its financial results for the 2003 fiscal year and fourth quarter ended July 27, 2003. The Company reported that its fiscal 2003 resort operating results were favorably impacted by effective targeted marketing and cost control measures that helped mitigate the combined challenges of the war in Iraq, a soft economy and adverse weather conditions.

"Our management team overcame a number of significant obstacles in fiscal 2003 and we posted a solid improvement in resort financial performance," said CEO B.J. Fair. "We continue to benefit from ongoing operational improvements and cost containment at all of our resorts. More recently, we have made significant changes to our sales and marketing organization and have already begun realizing some of the benefits from a more coordinated and tactical marketing approach. These changes provide added flexibility to respond quickly to changing market conditions and customer demand and should enhance our financial performance in the coming ski season and beyond."

Fiscal 2003 Fourth Quarter Results

On a GAAP basis, net loss available to common shareholders for the fourth quarter of fiscal 2003 was $39.2 million, or $1.24 per basic and diluted share, compared with a net loss of $123.6 million, or $3.90 per basic and diluted share for the fourth quarter of fiscal 2002. Excluding other items(1)

--------
1 During fiscal 2003 and fiscal 2002, the Company recorded a number of charges that impacted net loss and loss from continuing operations. These charges include, but are not limited to: the cumulative effect of an accounting change, the write-off of deferred financing costs, restructuring charges, income from discontinued operations, loss from operations of Sugarbush resort and asset impairment charges. For the purpose of this press release, the Company refers to these items as "other items" in its discussion of net loss and loss from continuing operations. For a more detailed discussion of these charges and the events that gave rise to them, please refer to the Company's Form 10-K, dated October 27, 2003, as well as other filings on file with the Securities and Exchange Commission.

from both periods and results from Heavenly resort which was sold in May 2002, the net loss available to common shareholders for the fourth quarter of fiscal 2003 was $37.6 million, compared to a net loss of $39.2 million for the fourth quarter of fiscal 2002.

Total consolidated revenue was $15.9 million for the fourth quarter of fiscal 2003, compared with $20.3 million for the fourth quarter of fiscal 2002. Resort revenue was $13.6 million for the quarter, compared with $14.5 million for the fourth quarter of fiscal 2002. The moderate decline in resort revenues reflects the continued effect of a soft economy on conference business coupled with poor weather in the East that impacted golf and summer business. Real estate revenue from ongoing fractional ownership sales was $2.3 million, versus $5.8 million for the comparable period in fiscal 2002. As previously reported, the decrease in real estate revenue resulted from the impact of continuing disruptions related to the Company's restructuring of its real estate senior credit facilities and weak economic conditions.

The Company's consolidated loss from continuing operations was $29.3 million for the fourth quarter of fiscal 2003, compared with a loss of $117.8 million for the comparable period in fiscal 2002. Excluding other items, the consolidated loss from continuing operations was $27.7 million for the fourth quarter of fiscal 2003 versus a loss of $30.7 million for the comparable period in fiscal 2002. The loss from continuing resort operations was $24.5 million versus a loss of $48.8 million for the fourth quarter of fiscal 2002. Excluding other items, the loss from continuing resort operations was $22.9 for the fourth quarter of fiscal 2003 compared to a loss of $25.2 million for the comparable quarter of fiscal 2002. The narrower loss resulted primarily from the Company's cost reduction effort that helped mitigate the impact of lower business volume. The loss from continuing real estate operations was $4.8 million, compared with a loss of $68.9 million, or $5.5 million excluding other items, for the fourth quarter of fiscal 2002. Other items did not impact real estate operations in the fourth quarter of fiscal 2003. The Company has provided reconciliations from GAAP financial measures to non-GAAP financial measures in the tables following this discussion.

Fiscal 2003 Year End Results

On a GAAP basis, the net loss available to common shareholders for the fiscal year ended July 27, 2003 was $82.0 million, or $2.59 per basic and diluted share, compared with a net loss of $206.7 million, or $6.54 per basic and diluted share, for fiscal 2002. Excluding other items from both years, and results from Heavenly resort, the net loss available to common shareholders for fiscal 2003 was $77.8 million versus a net loss of $85.4 million for fiscal 2002.

Total consolidated revenue was $264.5 million in fiscal 2003, compared with $272.1 million in fiscal 2002. Resort revenue was $251.6 million in fiscal 2003, compared with $243.8 million for fiscal 2002, primarily reflecting higher skier visits in the east and record skier visits at The Canyons. Real estate revenue was $12.9 million in fiscal 2003 versus $28.3 million in fiscal 2002, reflecting the factors discussed earlier. In addition, real estate revenue in fiscal 2002 included $7.9 million from the sell-out of eastern quartershare inventory.

The Company's consolidated loss from continuing operations for fiscal 2003 was $44.4 million versus $167.6 million for fiscal 2002. Excluding other items from both years, and results from Sugarbush in fiscal 2002, the consolidated loss from continuing operations was $40.2 million in fiscal 2003 compared to $51.7 million in fiscal 2002. The loss from continuing resort operations was $23.3 million for fiscal 2003 compared to a loss of $82.5 million for fiscal 2002. Excluding other items from both years, and results from Sugarbush in fiscal 2002, the loss from continuing resort operations was $18.9 million for fiscal 2003 versus a loss of $30.3 million for fiscal 2002, primarily due to higher business volume and aggressive cost containment efforts. The loss from continuing real estate operations was $21.1 million for fiscal 2003 compared to a loss of $85.1 million for fiscal 2002. Excluding other items from both years, the loss from continuing real estate operations was $21.2 million for fiscal 2003 versus a loss of $21.4 million for fiscal 2002. The Company has provided reconciliations from GAAP financial measures to non-GAAP financial measures in the tables following this discussion.

Use of Non-GAAP Financial Information

The Company uses both GAAP and non-GAAP metrics to measure its financial results. Management believes that non-GAAP financial measures which exclude other items provide useful information to investors regarding the Company's ongoing financial condition and results of operations. In addition, management believes these non-GAAP metrics are useful to investors because they remove certain items that occur in the affected periods and provide a basis for measuring the Company's financial condition against other periods. Since the Company has historically reported non-GAAP results to the investment community, management also believes the inclusion of non-GAAP measures provides consistency in its financial reporting. However, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition to the information contained in this press release, investors should also review information contained in the Company's Form 10-K, dated October 27, 2003, as well as other filings on file with the Securities and Exchange Commission when assessing the Company's financial condition and results of operations. The Company has provided reconciliations from GAAP financial measures to non-GAAP financial measures in the tables following this discussion.

About American Skiing Company

Headquartered in Park City, Utah, American Skiing Company is one of the largest operators of alpine ski, snowboard and golf resorts in the United States. Its resorts include Killington and Mount Snow in Vermont; Sunday River and Sugarloaf/USA in Maine; Attitash Bear Peak in New Hampshire; Steamboat in Colorado; and The Canyons in Utah. More information is available on the Company's Web site, www.peaks.com.

This press release contains both historical and forward-looking statements. All statements other than statements of historical facts are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are not based on historical facts, but rather reflect American Skiing Company's current expectations concerning future results and events. Similarly, statements that describe the Company's objectives, plans or goals are or may be forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties. American Skiing Company has tried wherever possible to identify such statements by using words such as "anticipate," "assume," "believe," "expect," "intend," "plan," and words and terms similar in substance in connection with any discussion of operating or financial performance. Such forward-looking statements involve a number of risks and uncertainties. In addition to factors discussed above, other factors that could cause actual results, performances or achievements to differ materially from those projected include, but are not limited to, the following: changes in regional and national business and economic conditions affecting both our resort operating and real estate segments; competition and pricing pressures; negative impact on demand for our products resulting from terrorism and availability of air travel (including the effect of airline bankruptcies); the payment defaults under our real estate credit facilities and their respective effects on the results and operations of our real estate segment; any requirement to redeem our Series A Preferred Stock; failure to maintain improvements to resort operating performance at the covenant levels required by our resort senior credit facility; the possibility of domestic terrorist activities and their respective effects on the ski, golf, resort, leisure and travel industries; failure of on-mountain improvements and other capital expenditures to generate incremental revenue; adverse weather conditions regionally and nationally; seasonal business activity; changes to federal, state and local regulations affecting both our resort operating and real estate segments; failure to renew land leases and forest service permits; disruptions in water supply that would impact snowmaking operations; the loss of any of our executive officers or key operating personnel; and other factors listed from time to time in our documents we have filed with the Securities and Exchange Commission. The Company cautions the reader that this list is not exhaustive. The Company operates in a changing business environment and new risks arise from time to time. The forward-looking statements included in this press release are made only as of the date of this press release and under Section 27A of the Securities Act and Section 21E of the Exchange Act, American Skiing Company does not have or undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

                    American Skiing Company and Subsidiaries
              Unaudited Condensed Consolidated Financial Statements
               (in thousands of dollars except per share amounts)

                                                                Quarter Ended                               Year Ended (1)
Net revenues:                                       July 27, 2003        July 28, 2002           July 27, 2003         July 28, 2002
                                                    ---------------      --------------          --------------        -------------
    Resort                                          $ 13,637             $ 14,485                $ 251,638             $ 243,842
    Real estate                                        2,245                5,811                   12,898                28,274
                                                    ---------------      --------------          --------------        -------------
        Total net revenues                            15,882               20,296                  264,536               272,116
                                                    ---------------      --------------          --------------        -------------

Operating expenses:
    Resort                                            18,813               20,228                  168,010               166,968
    Real estate                                        1,751                5,689                   12,166                30,091
    Marketing, general and administrative              9,460                8,220                   49,645                46,699
    Restructuring and asset impairment charges (2)     1,611               83,729                    1,451               111,608
    Write-off of deferred financing costs (2)              -                3,338                    2,761                 3,338
    Depreciation and amortization                      2,312                3,729                   27,513                26,238
                                                    ---------------     ---------------          --------------        -------------
        Total operating expenses                      33,947              124,933                  261,546               384,942
                                                    ---------------     ---------------          --------------        -------------

Income (loss) from operations                        (18,065)            (104,637)                   2,990              (112,826)

Interest expense, net                                 11,224               13,139                   47,364                54,752
                                                    ---------------     ---------------          --------------        -------------
Loss from continuing operations                      (29,289)            (117,776)                 (44,374)             (167,578)

Discontinued operations (3)
    Income from discontinued operations of
     Heavenly resort                                       -                2,668                        -                12,317
                                                    ---------------     ---------------          ---------------       -------------

Loss before cumulative effects of change             (29,289)            (115,108)                 (44,374)             (155,261)
    in accounting principle

Cumulative effects of a change in accounting
    principle                                              -                    -                        -               (18,658)
                                                    ---------------     ---------------          ---------------       -------------

Net loss                                             (29,289)            (115,108)                 (44,374)             (173,919)

Accretion of discount and dividends on
    mandatorily redeemable preferred stock            (9,903)              (8,534)                 (37,644)              (32,791)
                                                    ---------------     ---------------          ----------------      -------------

Net loss available to common shareholders          $ (39,192)          $ (123,642)               $ (82,018)           $ (206,710)
                                                    ===============     ===============          ================      =============

Basic and diluted loss per common share:
Loss from continuing operations before cumulative effects
    of change in accounting principle                $ (1.24)             $ (3.98)                 $ (2.59)              $ (6.34)
Income from discontinued operations                        -                 0.08                        -                  0.39
Cumulative effects of change in accounting principle       -                    -                        -                 (0.59)
                                                    ---------------    ----------------          ----------------      -------------
Net loss available to common shareholders            $ (1.24)             $ (3.90)                 $ (2.59)              $ (6.54)
                                                    ===============    ================          ================      =============
Weighted average common shares outstanding            31,725               31,719                   31,724                31,628
                                                    ===============    ================          ================      =============


(1) The sale of Sugarbush resort was completed on September 28, 2001, results of operations are included through that date.
(2)  For more  information,  please  refer to the  Company's  Form  10-K,  dated
     October 27, 2003, on file with the Securities and Exchange Commission.
(3)  Heavenly resort was sold on May 9, 2002.


                    American Skiing Company and Subsidiaries
              Unaudited Reconciliation of GAAP to Non-GAAP Metrics
                            (in thousands of dollars)

                                                                          Quarter Ended                      Year Ended (1)
                                                                July 27, 2003      July 28, 2002      July 27, 2003    July 28, 2002
                                                                ---------------    --------------    ---------------  --------------
Net loss available to common shareholders                       $ (39,192)         $ (123,642)        $ (82,018)       $ (206,710)
Restructuring and asset impairment charges (2)                      1,611              83,729             1,451           111,608
Write-off of deferred financing costs (2)                               -               3,338             2,761             3,338
Income from discontinued operations of Heavenly resort (3)              -              (2,668)                -           (12,317)
Cumulative effect of a change in accounting principle                   -                   -                 -            18,658
                                                                ---------------  ---------------     --------------  ---------------
Net loss available to common shareholders excluding other items $ (37,581)         $  (39,243)        $ (77,806)        $ (85,423)
                                                                ===============  ===============     ==============  ===============
                                                                          Quarter Ended                      Year Ended (1)
                                                                July 27, 2003      July 28, 2002      July 27, 2003    July 28, 2002
                                                                ---------------    --------------    ---------------  --------------
Consolidated loss from continuing operations                    $ (29,289)         $ (117,776)        $ (44,374)       $ (167,578)
Restructuring and asset impairment charges (2)                      1,611              83,729             1,451           111,608
Write-off of deferred financing costs (2)                               -               3,338             2,761             3,338
Sugarbush loss from continuing operations                               -                   -                 -               955
Consolidated loss from continuing operations
    excluding other items
                                                                ---------------    ---------------    -------------- ---------------
                                                                $ (27,678)         $ (30,709)         $ (40,162)       $ (51,677)
                                                                ===============    ===============    ============== ===============


Loss from continuing resort operations                          $ (24,498)         $ (48,844)         $ (23,319)       $ (82,494)
Restructuring and asset impairment charges (2)                      1,611             20,273              1,611           47,912
Write-off of deferred financing costs (2)                               -              3,338              2,761            3,338
Sugarbush loss from continuing operations                               -                  -                  -              955
Loss from continuing resort operations
    excluding other items
                                                                ---------------    ---------------   --------------  ---------------
                                                                $ (22,887)         $ (25,233)         $ (18,947)       $ (30,289)
                                                                ===============    ===============   ==============  ===============


Loss from continuing real estate operations                     $  (4,791)         $ (68,932)         $ (21,055)       $ (85,084)
Restructuring and asset impairment charges (2)                          -             63,456               (160)          63,696
                                                                ---------------    ---------------   -------------- ----------------
Loss from continuing real estate operations excluding           $  (4,791)         $  (5,476)         $ (21,215)       $ (21,388)
                                                                ===============    ===============   ============== ================

(1) The sale of Sugarbush resort was completed on September 28, 2001, results of operations are included through that date.
(2)  For more  information,  please  refer to the  Company's  Form  10-K,  dated
     October 27, 2003, on file with the Securities and Exchange Commission.
(3)  Heavenly resort was sold on May 9, 2002.


                    American Skiing Company and Subsidiaries
                  Unaudited Balance Sheet Data - July 27, 2003
                            (in thousands of dollars)

Real estate developed for sale $ 48,234
                               ------------------
Total assets                    475,305
                               ------------------
Total resort debt               234,109
Total real estate debt          106,240
                               ------------------
    Total debt                  340,349
Less: cash and cash equivalents   6,596
                               ------------------
    Net debt                   $333,753
                               ==================


                    American Skiing Company and Subsidiaries
                       Unaudited Supplemental Revenue Data
                            (in thousands of dollars)
                                                                                                      Excluding Sugarbush
                                            For the year ended (1) (2)                                For the year ended (2)
                                  -------------------------------------------             ------------------------------------------
                                  July 27, 2003       July 28, 2002 % Change             July 27, 2003        July 28, 2002 % Change
Resort revenues
Lift tickets                      $ 111,234           $ 104,430       7%                 $ 111,234            $ 104,430       7%
Food and beverage                    36,716              35,579       3%                    36,716               35,471       4%
Retail sales                         25,716              25,087       3%                    25,716               25,085       3%
Skier development                    21,118              20,075       5%                    21,118               20,075       5%
Golf, summer activities               6,367               6,990      -9%                     6,367                6,696      -5%
Lodging and property                 36,531              37,556      -3%                    36,531               37,262      -2%
Miscellaneous revenue                13,956              14,125      -1%                    13,956               14,110      -1%
                                 ------------------------------------------               ----------------------------------------
Total resort revenues             $ 251,638           $ 243,842       3%                 $ 251,638            $ 243,129       3%
                                 ==========================================              ========================================

(1) The sale of Sugarbush resort was completed on September 28, 2001, results of operations are included through that date.
(2) Excludes operating results from Heavenly resort which was sold on May 9, 2002.

                                           Total Skier Visits
                               -------------------------------------------
                               -------------------------------------------
Unaudited Skier Visits                  Fiscal 2003         Fiscal 2002 % Change
----------------------
Attitash Bear Peak                       196,023              190,123        3%
The Canyons                              333,738              287,843       16%
Killington                             1,044,640              952,997       10%
Mount Snow                               546,304              471,628       16%
Sugarloaf/USA                            354,634              331,279        7%
Sunday River                             500,790              521,080       -4%
Steamboat                              1,001,020            1,001,003        0%
                               ------------------------------------------
Total Skier Visits                     3,977,149            3,755,953        6%
                               ==========================================
